       This is a re-filing of a Form 8-A12B filing made on September 11, 1997 under CIK 0000894356 (Structured Products Corp.). We are making this filing, at the request of the SEC's staff, for the sole purpose of obtaining a commission file number.

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.
             (Exact name of registrant as specified in its charter)

               Delaware                                  13-3692801
(State of incorporation or organization)      (IRS Employer Identification No.)

         Seven World Trade Center
         Room 33-130, 33rd Floor
          New York, New York                                           10048
(Address of principal executive offices)                             (Zip Code)

If this form relates to the registration of a       If this form relates to the
class of debt securities and is effective upon      registration of a class of
filing pursuant to General Instruction              debt securities and is to
A(C)(1) please check the following box. |X|         become effective
                                                    simultaneously with the
                                                    effectiveness of a
                                                    concurrent registration
                                                    statement under the
                                                    Securities Act of 1933
                                                    pursuant to General
                                                    Instruction A(C)(2) please
                                                    check the following box. |_|

     Securities to be registered pursuant to Section 12(b) of the Act:

             Title of Each Class                Name of Each Exchange on Which
             to be so Registered                Each Class is to be Registered

 $58,072,000 TIERS(Servicemark) Corporate Bond-
     Backed Certificates, Series APA 1997-8,
        Amortizing Class Certificates
             (the "Certificates")                    New York Stock Exchange

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

Item 1.         Description of Registrant's Securities to be Registered.

                The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary of Terms";
                "Special Considerations"; "Description of the Certificates";
                "ERISA Considerations"; and "Federal Income Tax Considerations"
                in the Registrant's Prospectus Supplement dated September 10,
                1997 (the "Prospectus Supplement"), and "Special Considerations"
                and "Description of Certificates" in the Registrant's
                Prospectus, dated June 13, 1997 (the "Prospectus"), which
                descriptions are incorporated herein by reference. The
                Registrant filed the Prospectus and Prospectus Supplement with the Securities and Exchange Commission on September 10, 1997,
                pursuant to the Rule 424(b)(5) under the Securities Act of 1933.

Item 2.         Exhibits.

                    1.   Certificate of Incorporation of the Registrant is set
                         forth as Exhibit 3.1 to the Registrant's Registration
                         Statement on Form S-3 (Registration No. 33-55860) (the
                         "Registration Statement") and is incorporated herein by
                         reference.

                    2.   By-laws, as amended, of the Registrant are set forth as
                         Exhibit 3.2 to the Registration Statement and are
                         incorporated herein by reference.

                    3.   Form of Trust Agreement is set forth as Exhibit 4.3 to
                         the Registration Statement and is incorporated herein
                         by reference.

                    4.   Form of the Certificates.

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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                     STRUCTURED PRODUCTS CORP.

Date:  September 10, 1997                   By:      /s/ Timothy P. Beaulac
                                                     ----------------------
                                                       Authorized Signatory

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